                                                                    Exhibit 99.1

[LOGO] CENDANT


                   CENDANT REPORTS THIRD QUARTER 2001 RESULTS

                 Adjusted EPS of $0.32 Meets Current Projection
               3Q01 Adjusted EBITDA Increased 18% to $603 Million

                  Adjusted EPS $0.32 in 2001 vs. $0.31 in 2000
                  Reported EPS $0.23 in 2001 vs. $0.29 in 2000

                 Company Reiterates Fourth Quarter 2001 Outlook


NEW YORK, NY, OCTOBER 17, 2001 - Cendant Corporation (NYSE: CD) today reported third quarter 2001 results and reiterated its outlook for fourth quarter 2001.

"We are pleased to report adjusted earnings per share for the third quarter in line with the revised projections we announced on September 28, reflecting what we believed to be the financial effect of the September 11 terrorist attacks," said Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman. "Prior to September 11, we had been performing above plan for the quarter in a difficult economic environment largely because of the diversity of our business model and our ability to lower our effective tax rate. We are confident in our long-term outlook, as the Company's fundamental financial strengths remain intact with its diversified business portfolio, substantial cash flow, excellent profit margins and adequate capital for liquidity and growth."

The Company announced that third quarter adjusted earnings per share (adjusted EPS excludes non-recurring or unusual items and the effect of an equity ownership in Homestore.com) met its projection of $0.32. Adjusted EPS in third quarter 2001 excludes the effect of unusual charges of approximately $50 million, net of tax, related to the events of September 11. The Company also reiterated that it projects fourth quarter adjusted EPS, before unusual charges primarily related to the impact of the September 11 events and the acquisition and integration of Galileo and Cheap Tickets, to be in the range of $0.15 to $0.19 resulting in adjusted EPS in the range of $0.98 to $1.02 for full year 2001. Based on its current view, planned management actions, and absent major additional external disruptions, the Company expects cash flow and EBITDA to significantly increase in 2002 and adjusted EPS is projected to be between $1.15 and $1.25 in 2002, depending upon the extent to which business and consumer spending increases and the levels of travel volume.

THIRD QUARTER AND RECENT ACTIVITIES

Consistent with its strategic agenda, the Company announced several events:

    o The completion in October 2001 of the acquisition of Galileo International, Inc., a diversified global technology leader providing electronic computer reservation services for the travel industry, for approximately $1.8 billion in common stock and cash plus the repayment of approximately $540 million of existing net debt. The Company expects the transaction to be accretive to its earnings per share immediately, and significantly more accretive as air travel approaches levels experienced prior to the events of September 11, 2001.
    o The completion in October 2001 of the acquisition of Cheap Tickets, Inc., a leading seller of discount leisure travel products, for a net purchase price of approximately $280 million.
    o The completion in July 2001 of an offering of $863 million of Upper DECS, consisting of senior notes and forward purchase contracts to purchase Cendant common stock. The offering will result in the issuance of common stock at a price ranging between $21.53 and $28.42 per share depending upon the price of Cendant common stock in July 2004.
    o The completion in August 2001 of a private offering of $850 million of senior notes.
    o In October 2001, the Company increased its revolving credit facilities to $2.9 billion and repaid $650 million of bank term debt.

THIRD QUARTER SEGMENT RESULTS

The underlying discussion of operating results focuses on adjusted EBITDA, which is defined as earnings before non-operating interest, income taxes, non-vehicle depreciation and amortization, minority interest and equity in Homestore.com, adjusted to exclude certain items which are of a non-recurring or unusual nature and are not measured in assessing segment performance or are not segment specific. Such discussion is the most informative representation of how management evaluates performance and allocates resources.

In the third quarter, the Company had the following reportable operating segments: Real Estate Services (consisting of the Company's real estate brands, mortgage and relocation services); Hospitality (consisting of the Company's nine lodging brands, timeshare exchange and interval sales, travel agency and cottage rental); Vehicle Services (consisting of car rental, vehicle management services and car park facility services); and Financial Services (consisting of individual membership, insurance related services, financial services enhancement products and tax preparation services). Additionally, Corporate and Other includes unallocated corporate overhead and the operating results of certain other non-strategic business units, some of which have been disposed. (See Table 2 for third quarter 2001 and 2000 Revenues and Adjusted EBITDA by Segment and Table 3 for third quarter 2001 and 2000 Segment Revenue Driver Analysis.)

REAL ESTATE SERVICES

                               2001                2000               % CHANGE
-------------------------------------------------------------------------------
REVENUES                       $514                $419                     23%
-------------------------------------------------------------------------------
EBITDA                         $287                $242                     19%
-------------------------------------------------------------------------------

The increase in operating results was primarily driven by a significant increase in mortgage loan production and increased franchise fees from our real estate franchise brands.

HOSPITALITY

                               2001                2000               % CHANGE
-------------------------------------------------------------------------------
REVENUES                       $488                $278                     76%
-------------------------------------------------------------------------------
EBITDA                         $152                $115                     32%
-------------------------------------------------------------------------------

Revenues and EBITDA increased primarily from the acquisition of Fairfield Resorts in 2001. RCI revenues grew due to an increase in the number of members and timeshare exchange transactions. These increases were partially offset by higher RCI staffing costs to support volume growth and lower lodging results principally from lower room occupancy.

VEHICLE SERVICES

                               2001                2000               % CHANGE
-------------------------------------------------------------------------------
REVENUES                      $1,119               $146                     N/M
-------------------------------------------------------------------------------
EBITDA                          $127                $81                     57%
-------------------------------------------------------------------------------
N/M = not meaningful

In March 2001, we acquired the remaining 82% of the outstanding common shares of Avis Group Holdings that we did not already own. Prior to the acquisition, revenues and EBITDA principally consisted of Avis royalties and earnings from our equity investment in Avis and the operations of National Car Parks. Avis results were lower than expected principally from a decline in commercial travel compounded by the effects of reduced demand at airport locations in the aftermath of the September 11 terrorist attacks.

FINANCIAL SERVICES

                               2001                2000               % CHANGE
-------------------------------------------------------------------------------
REVENUES                       $338                $333                      2%
-------------------------------------------------------------------------------
EBITDA                          $58                 $86                    (33%)
-------------------------------------------------------------------------------

Increased revenues principally reflect contributions from the individual membership businesses which were supported by the favorable operations of Netmarket Group, an online membership business. The decrease in EBITDA is principally due to the previously disclosed transaction-related expenses associated with the outsourcing and licensing of the Company's individual membership and loyalty business to Trilegiant Corporation. Excluding these costs, adjusted EBITDA increased 22%.

BALANCE SHEET AND OTHER ITEMS

o As of September 30, 2001, we had approximately $3.2 billion of cash and cash equivalents and $6.1 billion of debt and minority interest, exclusive of the mandatorily convertible Upper DECS securities.
o As of September 30, 2001, the net debt to total capital ratio was 30%. The ratio of adjusted EBITDA to net interest expense (non-vehicle and program related) was 11 to 1 for third quarter 2001.
o In third quarter 2001, we paid $250 million to a settlement trust, reducing the net outstanding principal obligation associated with the principal common stock class action litigation settlement at September 30, 2001 to $1.75 billion.
o Weighted average common shares outstanding were 912 million for third quarter 2001 compared with 759 million for third quarter 2000. The increase was primarily from the issuance of 61 million shares in connection with the retirement of $1.7 billion of Feline PRIDES and the sale of 46 million shares in February 2001.

THIRD QUARTER EPS ITEMS

Reported EPS for CD common stock includes Cendant Group operations and, in third quarter 2000, a retained interest in Move.com Group. Reported EPS for CD common stock was $0.23 in third quarter 2001 and $0.29 in third quarter 2000. The following are the significant items reflected in reported results that are considered to be of an unusual or non-recurring nature for purposes of deriving adjusted EPS:

THIRD QUARTER 2001

    o An after tax charge of approximately $50 million, or $0.05 per share, reflecting certain effects on our operations of the September 11 terrorist attacks. This loss principally related to costs incurred to reduce Avis' fleet size.
    o An after tax loss of $0.02 per share related to Cendant's proportionate ownership in Homestore.com.
    o An after tax charge of $0.01 per share for litigation settlement-related costs.

THIRD QUARTER 2000

    o An after tax loss of $0.02 per share related to move.com's operating results.
    o An after tax gain of $0.02 per share related to the dispositions of certain non-strategic businesses.
    o An after tax charge of $0.02 per share for litigation settlement-related costs.

FOURTH QUARTER OUTLOOK

The Company announced the following financial projections for fourth quarter
2001:

    o Adjusted EBITDA is projected to be between $485 million and $520 million compared with $439 million, excluding move.com, in 2000.
    o Depreciation and amortization (non-vehicle and program related) is projected to be between $155 million and $165 million compared with $93 million in 2000. The increase is principally due to the 2001 acquisitions of Avis, Fairfield Resorts, Galileo and Cheap Tickets.
    o Net interest expense (non-vehicle and program related) is projected to be between $75 million and $85 million compared with $63 million in 2000. The increase is principally due to the Company's 2001 acquisitions.
    o The Company's fourth quarter and full year 2001 tax rates on adjusted pretax income are projected to be 33.2% compared with 34.0% in 2000. The decrease is principally due to the recognition of certain foreign tax credits in 2001.
    o Minority interest is projected to be approximately $3 million compared with $23 million in 2000. The reduction is primarily a result of the retirement of the Feline PRIDES in February 2001.
    o Weighted average shares outstanding are projected to be between 1.01 billion and 1.025 billion compared with 757 million in 2000. The increase in the average share balance is primarily the result of the issuance of 61 million shares of common stock in connection with the retirement of the Feline PRIDES, the issuance of 46 million shares of common stock in February 2001 and the issuance of 117 million shares of common stock in connection with the acquisition of Galileo.

INVESTOR CONFERENCE CALL

Cendant will host a conference call to discuss third quarter results on Thursday, October 18, 2001 at 1:00 p.m. Eastern Time. Investors may access the call live at WWW.CENDANT.COM or dial in to 913-981-5571. A web replay will be available at WWW.CENDANT.COM following the call. A telephone replay will be available from 4:00 p.m. Eastern Time on October 18, 2001 until 8:00 p.m. on October 22 at 719-457-0820, access code: 614080.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 60,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at WWW.CENDANT.COM or by calling 877-4-INFOCD (877-446-3623).

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN CENDANT'S FORM 8-K FILED ON OCTOBER 15, 2001.

SUCH FORWARD-LOOKING STATEMENTS INCLUDE PROJECTIONS. SUCH PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE SEC REGARDING PROJECTIONS AND FORECASTS, NOR HAVE SUCH PROJECTIONS BEEN AUDITED, EXAMINED OR OTHERWISE REVIEWED BY INDEPENDENT AUDITORS OF CENDANT OR ITS AFFILIATES. IN ADDITION, SUCH PROJECTIONS ARE BASED UPON MANY ESTIMATES AND ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF MANAGEMENT OF CENDANT AND ITS AFFILIATES. ACCORDINGLY, ACTUAL RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THOSE PROJECTED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY CENDANT OR ITS AFFILIATES THAT THE PROJECTIONS WILL PROVE TO BE CORRECT.

MEDIA CONTACT:                          INVESTOR CONTACTS:

Elliot Bloom                            Denise Gillen             Sam Levenson
212-413-1832                            212-413-1833              212-413-1834

                                      # # #

                                  Tables Follow



                                                                                                              TABLE 1

                                         CENDANT CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                         (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                            THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                              SEPTEMBER 30,          SEPTEMBER 30,
                                                                            ------------------    ------------------
                                                                              2001       2000       2001      2000
                                                                            -------    -------    -------    -------
Revenues
    Membership and service fees, net                                        $ 1,374    $ 1,129    $ 3,803    $ 3,169
    Vehicle-related                                                           1,087         69      2,520        211
    Other                                                                        20         27         47        110
                                                                            -------    -------    -------    -------
Net revenues                                                                  2,481      1,225      6,370      3,490
                                                                            -------    -------    -------    -------

EXPENSES
    Operating                                                                   862        351      2,101      1,079
    Vehicle depreciation, lease charges and interest, net                       560         --      1,285         --
    Marketing and reservation                                                   216        233        757        676
    General and administrative                                                  240        151        594        429
    Non-vehicle depreciation and amortization                                   125         87        347        258
    Other charges (credits):
      Restructuring and other unusual charges                                    77          3        263        109
      Litigation settlement and related costs                                     9         27         28         (6)
      Merger-related costs                                                       --         --          8         --
    Non-vehicle interest, net                                                    57         38        176         86
                                                                            -------    -------    -------    -------
Total expenses                                                                2,146        890      5,559      2,631
                                                                            -------    -------    -------    -------

Net gain (loss) on dispositions of businesses                                    --          3        435         (7)
                                                                            -------    -------    -------    -------

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN HOMESTORE.COM       335        338      1,246        852
Provision for income taxes                                                      101        101        438        276
Minority interest, net of tax                                                     4         23         22         61
Losses related to equity in Homestore.com, net of tax                            20         --         56         --
                                                                            -------    -------    -------    -------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE EFFECT
    OF ACCOUNTING CHANGE                                                        210        214        730        515
Extraordinary loss, net of tax                                                   --         --         --         (2)
                                                                            -------    -------    -------    -------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            210        214        730        513
Cumulative effect of accounting change, net of tax                               --                   (38)       (56)
                                                                            -------    -------    -------    -------
NET INCOME                                                                  $   210    $   214    $   692    $   457
                                                                            =======    =======    =======    =======

CD COMMON STOCK INCOME PER SHARE
    BASIC
      Income before extraordinary loss and cumulative effect
        of accounting change                                                $  0.25    $  0.30    $  0.85    $  0.72
      Net income                                                               0.25       0.30       0.81       0.64

    DILUTED
      Income before extraordinary loss and cumulative effect
        of accounting change                                                $  0.23    $  0.29    $  0.81    $  0.69
      Net income                                                               0.23       0.29       0.77       0.62

    WEIGHTED AVERAGE SHARES
      Basic                                                                     857        725        832        722
      Diluted                                                                   912        759        883        763

MOVE.COM COMMON STOCK INCOME (LOSS) PER SHARE
    BASIC
      Income (loss) before extraordinary loss and cumulative effect
        of accounting change                                                           $ (0.55)   $  9.94    $ (1.22)
      Net income (loss)                                                                  (0.55)      9.87      (1.22)

    DILUTED
      Income (loss) before extraordinary loss and cumulative effect
        of accounting change                                                           $ (0.55)   $  9.81    $ (1.22)
      Net income (loss)                                                                  (0.55)      9.74      (1.22)

    WEIGHTED AVERAGE SHARES
      Basic                                                                                  4          2          4
      Diluted                                                                                4          2          4

                                                                                       TABLE 2

                             CENDANT CORPORATION AND SUBSIDIARIES
                            REVENUES AND ADJUSTED EBITDA BY SEGMENT
                                     (DOLLARS IN MILLIONS)

                                           THREE MONTHS ENDED SEPTEMBER 30,
                                           --------------------------------

                                    REVENUES                      ADJUSTED EBITDA (A)
                            -------------------------   -------------------------------------
                             2001     2000   % CHANGE    2001            2000       % CHANGE
                            -------------------------   -------------------------------------
Real Estate Services        $  514   $  419       23%   $  287          $  242            19%
Hospitality                    488      278       76%      152 (C)         115  (F)       32%
Vehicle Services             1,119      146         *      127 (D)          81            57%
Financial Services             338      333        2%       58              86           (33%)
                            ------   ------             ------          ------
Total Reportable Segments    2,459    1,176                624             524
Corporate and Other (B)         22       49         *     (21) (E)         (34) (G)         *
                            ------   ------             ------          ------
Total Company               $2,481   $1,225             $  603          $  490
                            ======   ======             ======          ======


                                           NINE MONTHS ENDED SEPTEMBER 30,
                                           -------------------------------

                                    REVENUES                     ADJUSTED EBITDA (A)
                            -------------------------   -------------------------------------
                             2001     2000   % CHANGE    2001           2000(K)     % CHANGE
                            -------------------------   -------------------------------------
Real Estate Services        $1,328   $1,085       22%   $  650  (H)     $   550           18%
Hospitality                  1,225      777       58%      416  (C)         309  (L)      35%
Vehicle Services             2,685      418         *      361  (D)(I)      221           63%
Financial Services           1,060    1,035        2%      259              302          (14%)
                            ------   ------             ------          -------
Total Reportable Segments    6,298    3,315              1,686            1,382
Corporate and Other (B)         72      175         *      (53) (J)         (76) (M)        *
                            ------   ------             ------          -------
Total Company               $6,370   $3,490             $1,633          $ 1,306
                            ======   ======             ======          =======

---------
*     Not meaningful.

(A)   Defined as earnings before non-operating interest, income taxes, non-vehicle depreciation and amortization, minority interest and equity in Homestore.com, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.
(B)   Includes Move.com Group revenues and Adjusted EBITDA losses of $15 million and $20 million, respectively, for the three months ended September 30, 2000. Includes Move.com
      Group revenues of $10 million and $41 million and Move.com Group Adjusted EBITDA losses of $9 million and $74 million for the nine months ended September 30, 2001 and 2000, respectively.
(C)   Excludes a charge of $6 million related to marketing fund expenses that will not be recovered by franchisees as a result of decreased occupancy levels after the September
      11th terrorist attacks.
(D)   Excludes a charge of $60 million principally related to costs incurred to reduce Avis'
      fleet size and certain other effects on Avis' car rental operations as a result of the
      September 11th terrorist attacks.
(E)   Excludes (i) charges incurred as a result of the September 11th terrorist attacks comprised of $8 million related to information systems costs associated with terminated projects and $3 million related to the termination of certain transactions and (ii) $9 million for litigation settlement and related costs.
(F)   Excludes $8 million of losses related to the dispositions of businesses.
(G)   Excludes (i) a charge of $27 million for litigation settlement and related costs, (ii)
      $24 million of losses related to the dispositions of businesses and (iii) $3 million of unusual charges incurred in connection with the postponement of the initial public offering of Move.com common stock. Such charges were partially offset by a gain of $35 million, which represents the recognition of a portion of the company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of
      VMS Europe by Avis Group Holdings, Inc. in August 2000.
(H)   Excludes a charge of $95 million to fund an irrevocable contribution to an independent technology trust responsible for providing technology initiatives for the benefit of current and future franchisees at Century 21, Coldwell Banker and ERA.
(I)   Excludes a charge of $4 million related to the acquisition and integration of Avis Group
      Holdings, Inc ("Avis Group").
(J)   Excludes (i) a net gain of $435 million related to the dispositions of businesses and
      (ii) a credit of $14 million to reflect an adjustment to the PRIDES class action litigation settlement charge recorded in the fourth quarter of 1998 primarily for Rights that expired unexercised. Such amounts were partially offset by charges of (i) $85 million incurred in connection with the creation of Travel Portal, Inc., a company that was created to pursue the development of an online travel business for the benefit of certain current and future franchisees, (ii) $42 million for litigation settlement and related costs, (iii) $11 million incurred as a result of the September 11th terrorist attacks comprised of $8 million of information systems costs associated with terminated projects and
      $3 million related to the termination of certain transactions, (iv) $7 million related to a non-cash contribution to the Cendant Charitable Foundation and (v) $4 million related to the acquisition and integration of Avis Group.
(K)   Excludes a charge of $109 million in connection with restructuring and other initiatives
      ($2 million, $63 million, $31 million and $13 million of charges were recorded within
      Real Estate Services, Hospitality, Financial Services and Corporate and Other,
      respectively).
(L)   Excludes $12 million of losses related to the dispositions of businesses.
(M)   Excludes (i) a non-cash credit of $41 million in connection with a change to the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights and (ii) a gain of $35 million, which represents the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet business due to the disposition of VMS
      Europe by Avis Group Holdings, Inc. in August 2000; partially offset by (i) $30 million of losses related to the disposition of businesses and (ii) $35 million of litigation settlement and related costs.

                                                                                                        TABLE 3

                                      CENDANT CORPORATION AND SUBSIDIARIES
                                        SEGMENT REVENUE DRIVER ANALYSIS
                                         (REVENUE DOLLARS IN THOUSANDS)

                                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                                  --------------------------------------------
                                                                     2001             2000           % CHANGE
                                                                  ----------       ----------       ----------
REAL ESTATE SERVICES SEGMENT

     REAL ESTATE
         Closed Sides - Domestic (000's)                             527,490          518,652            2%
         Average Price                                            $  183,265       $  171,856            7%
         Royalty and Marketing Revenue                            $  161,393       $  145,838           11%
         Total Revenue                                            $  193,373       $  161,945           19%

     RELOCATION
         Service Based Revenue (Referrals, Outsourcing, etc.)     $   83,504       $   77,085            8%
         Asset Based Revenue (Corporate and
            Government Home Sale Closings and Financial Income)   $   46,578       $   49,583           (6%)
         Total Revenue                                            $  130,082       $  126,668            3%

     MORTGAGE
         Production Loans Sold (millions)                         $   10,069       $    6,754           49%
         Production Revenue                                       $  185,204       $  107,798           72%
         Average Servicing Loan Portfolio (millions)              $   91,277       $   64,298           42%
         Net Servicing Revenue (A)                                $    6,142       $   24,355          (75%)
         Total Revenue                                            $  191,584       $  132,330           45%

HOSPITALITY SEGMENT

     LODGING
         RevPar ($)                                               $    32.53       $    35.17           (8%)
         Weighted Average Rooms Available                            517,174          504,648            2%
         Royalty, Marketing and Reservation Revenue               $  119,106       $  123,738           (4%)
         Total Revenue                                            $  138,123       $  147,113           (6%)

     RCI
         Average Subscriptions                                     2,807,517        2,393,439           17%
         Number of Timeshare Exchanges                               439,608          386,899           14%
         Total Revenue                                            $  130,093 (B)   $  107,697           21%

     FAIRFIELD RESORTS
         Average Revenue per Transaction                          $   12,428       $   11,608            7%
         Total Revenue                                            $  192,618              (C)           n/a

VEHICLE SERVICES SEGMENT

     CAR RENTAL
         Rental Days (000's)                                          16,382           17,071           (4%)
         Time and Mileage Revenue per Day                         $    38.04       $    39.05           (3%)
         Average Length of Rental Days                                  4.02             3.88            4%
         Total Revenue                                            $  649,011              (C)           n/a

     VEHICLE MANAGEMENT AND FUEL CARD SERVICES
         Average Fleet (Leased)                                      318,216          305,370            4%
         Average Number of Cards (000's)                               3,738            3,269           14%
         Total Revenue                                            $  378,059              (C)           n/a

FINANCIAL SERVICES SEGMENT

         Insurance/Wholesale-related Revenue                      $  140,118       $  138,843            1%
         Other Revenue                                            $  198,360       $  194,034            2%
         Total Revenue                                            $  338,478       $  332,877            2%


-------------

(A)   Includes gross recurring service fees of $96 million and $60 million (net of non-cash amortization of mortgage rights assets of $96 million and $46 million) for the three months ended September 30, 2001 and
      2000, respectively. Non-cash amortization expenses were accelerated during the three months ended
      September 30, 2001 due to a higher volume of refinancing activity.

(B)   Includes property management revenues of $13 million from the acquisition of Fairfield Resorts for the three months ended September 30, 2001. Subsequent to the acquisition, Fairfield's property management operations were included within the RCI business structure, as RCI is our service provider for the timeshare industry.

(C)   The operations of these businesses were acquired during 2001. Accordingly, prior period total revenues are not comparable to the current period amounts.

                                                                                                       TABLE 4

                                     CENDANT CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                                 (IN BILLIONS)

                                                                     SEPTEMBER 30, 2001     DECEMBER 31, 2000
                                                                     ------------------     -----------------
ASSETS

Current assets

    Cash and cash equivalents                                        $              3.2     $             0.9

    Stockholder litigation settlement trust                                         1.1                   --

    Other current assets                                                            3.1                   1.8
                                                                     ------------------     -----------------
Total current assets                                                                7.4                   2.7

Property and equipment, net                                                         1.7                   1.3

Goodwill, net                                                                       5.5                   3.2

Stockholder litigation settlement trust                                             --                    0.4

Other assets                                                                        4.8                   4.6
                                                                     ------------------     -----------------
Total assets exclusive of assets under programs                                    19.4                  12.2

Assets under management and mortgage programs                                      11.4                   2.9
                                                                     ------------------     -----------------
TOTAL ASSETS                                                         $             30.8     $            15.1
                                                                     ==================     =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Current portion of long-term debt                                $              0.2     $             --

    Stockholder litigation settlement                                               2.9                   --

    Other current liabilities                                                       3.6                   2.5
                                                                     ------------------     -----------------
Total current liabilities                                                           6.7                   2.5

Long-term debt, excluding Upper DECS                                                5.5                   1.9

Upper DECS equity-linked securities                                                 0.9                   --

Stockholder litigation settlement                                                   --                    2.9

Other noncurrent liabilities                                                        0.6                   0.4
                                                                     ------------------     -----------------
Total liabilities exclusive of liabilities under programs                          13.7                   7.7

Liabilities under management and mortgage programs                                 10.8                   2.5

Mandatorily redeemable preferred securities issued by subsidiaries                  0.4                   2.1

Total stockholders' equity                                                          5.9                   2.8
                                                                     ------------------     -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $             30.8     $            15.1
                                                                     ==================     =================